                                                            EXHIBIT 99.(d)(5)(i)

                               AMENDED SCHEDULE A

                                     TO THE

                AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

                           ING VARIABLE PRODUCTS TRUST

                            OPERATING EXPENSE LIMITS

                                                MAXIMUM OPERATING EXPENSE LIMIT
                                             (AS A PERCENTAGE OF AVERAGE NET ASSETS)
                                             ---------------------------------------
NAME OF FUNDS*                               Adviser Class      Class I     Class S
---------------------------------------      --------------     -------     -------
ING VP Convertible Portfolio                      1.35%           N/A        1.10%
Initial Term Expires May 1, 2006

ING VP Financial Services Portfolio               1.30%          0.80%       1.05%
Initial Term Expires September 23, 2007

ING VP High Yield Bond Portfolio                  1.21%          0.71%       0.91%
Initial Term Expires May 1, 2008

ING VP International Value Portfolio              1.50%          1.00%       1.20%
Initial Term Expires May 1, 2006

ING VP LargeCap Growth Portfolio                  1.35%          0.85%       1.10%
Initial Term Expires May 1, 2006

ING VP MidCap Opportunities Portfolio             1.40%          0.90%       1.10%
Initial Term Expires May 1, 2006

ING VP Real Estate Portfolio                      1.55%          1.05%       1.30%
Initial Term Expires September 23, 2007

ING VP SmallCap Opportunities Portfolio           1.40%          0.90%       1.10%
Initial Term Expires May 1, 2006

                                                                              HE
                                                                              HE
Effective Date: April 28, 2006

* This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.